Exhibit T3B.19

THE COMPANIES ACTS 1985 AND 2006 PRIVATE COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION—of—DIAMOND RIG INVESTMENTS LIMITED PRELIMINARY 1. In these Articles “Table A” means Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 2007 and the Companies (Table A to F) (Amendment) (No.2) Regulations 2007) and “the Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force and any provision of the Companies Act 2006 for the time being in force. 2 Regulations 24, 40, 41, 66, 76, 77, 81(e), 89, 94. 95 and 118 of Table A shall not apply to the Company, but the Articles hereinafter contained and the remaining Regulations of Table A, subject to the modifications hereinafter expressed shall constitute the regulations of the Company, Any branch or kind of business, which the Company is either expressly or by implication authorised to undertake may be undertaken at such time or times as the directors think fit, and may be suffered to be in abeyance, whether already commenced or not, so long as the directors deem it expedient not to commence or proceed with such branch or kind of business. The Company is a private company and accordingly: any offer to the public (whether for cash or otherwise) of any shares in or debentures of the Company; and any allotment of or agreement to allot any shares in or debentures of the Company (whether for cash or otherwise) with a view to all or any of those shares or debentures being offered for sale to the public; is prohibited. SHARES The directors shall have a general and unconditional authority for the purposes of Section 80 of the Act to allot any unissued shares of the Company forming part of its original capital upon such terms and conditions as they may determine (but so that no shares shall be issued at a discount) for a period of five years from the date of the incorporation of the Company unless and until such authority shall have been previously revoked or varied by the Company in general meeting. Before the expiry of the authority given in Article 4.3 the Company by its directors or otherwise may make any offer or agreement which would or might require unissued shares of the Company to be allotted after such expiry and the directors may notwithstanding such expiry allot unissued shares of the Company pursuant to such offer or agreement. Section 89(1) of the Act shall be excluded in respect of any allotment of shares whether by the directors or otherwise.

The lien conferred by Regulation 8 of Table A shall attach to fully paid up shares, and to all shares registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders. TRANSFERS OF SHARES Regulation 23 of Table A shall be modified by the addition at the end thereof of the words “The Transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members in respect thereof*. 7 The directors may in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any share, whether or not it is a fully paid share GENERAL MEETINGS No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum, except that if the Company has only one member for the time being, one member present in person or by proxy shall be a quorum. If a quorum in accordance with Article 8 is not present within half an hour from the time appointed for the meeting, or if during a meeting such quorum ceases to be present, the meeting if convened upon the requisition of members shall be dissolved; in any other case the meeting shall stand adjourned to the same day in the next week at the same time and place or such time and place as the directors may determine; and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the adjourned meeting, or if during the adjourned meeting such quorum ceases to be present, the meeting shall be dissolved. DIRECTORS The number of directors (other than alternate directors) shall not be subject to a maximum but shall not be less than one. If and so long as there is a sole director, such director may act alone in exercising all the powers and authorities vested in the directors. A director shall not require any share qualification but shall nevertheless be entitled to attend and speak at any general meeting of the Company or at any separate meeting of the holders of any class of shares of the Company. ALTERNATE DIRECTORS Regulation 65 of Table A shall be modified by substituting for the words “resolution of the” the words “the other*’. PROCEEDINGS OF DIRECTORS If there shall be more than one director the quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. Ail or any of the directors may participate in a meeting of the board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A director so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

A director may vote in respect of any matter in which he or any connected person or (in the case of an alternate director) his appointor has an interest or in which he or (in the case of an alternate director) his appointor has a duty which conflicts or may conflict with the interests of the Company and he may be counted in the quorum present at any meeting at which such matter shall come before the directors or a committee of directors for consideration. DIVIDENDS The directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company. INDEMNITY Subject to the provisions of the Act but without prejudice to any indemnity to which he may otherwise be entitled every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses costs charges expenses and liabilities which he may sustain or incur in or about the execution of his office or the discharge or purported discharge of his duties or otherwise in relation thereto, and whether such duties are owed to the Company or to any other person, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, or in connection with any application under Section 144(3) or (4) or Section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of his office or the discharge or purported discharge of his duties or otherwise in relation thereto

. NAME AND ADDRESS OF SUBSCRIBER f Whale Rock Directors Limited For and on behalf of Whale Rock Directors Limtied 2nd Floor, 50 Gresham Street London EC2V 7AY Dated: 11 December 2008 A Witness to the above signature: Lorraine Dunlop 2nd Floor, 50 Gresham Street London EC2V 7 AY Occupation: Secretary

REGISTER OF APPLICATIONS AND ALLOTMENTS

Class of Share	ORDINARY

Consecutive No.	Date of Application	Date of Allotment	Name of Applicant	Number of Shares: Applied for	Number of Shares: Allotted	Price per Share	Amount paid	Allotted for consideration other than cash	Number of: Allotment Letter	Number of: Share Certificate	Entered in Shares Ledger	Remarks
1	12/12/08	12/12/08	WHALE ROCK DIRECTORS LTD	1	1	$1.00				—		SUBSCRIBER SHARE
2	15/12/08	15/12/08	DIAMOND OFFSHORE SERVICES COMPANY	9,999	9,999	$1.00			—	ONE		
3	27/07/09	27/07/09	DIAMOND OFFSHORE SERVICES COMPANY	450 MILLION	450 MILLION	$1.00				TWO		

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Marne ‘ Class of Share QCCWW Address _ z Dividends to Denomination Date of entry as member \12 \2008 . . Date of cessation of membership Date of Allotment OR Entry of Transfer References in Register No of Share Certificate Amount paid or agreed to be considered as paid Acquisitions Disposdls Balance Remarks Allotments Transfers 5\12\2008 \ oo I \ 5\12\2008 \ ONE 00 9,999 10,000 3 450,00,000 ;K3 • • • •